Exhibit 99.1

EXL REPORTS 2017 FOURTH QUARTER AND FULL YEAR RESULTS

2017 Fourth Quarter Revenues of $197.9 Million, up 11.6% year over year
Q4 Diluted EPS (GAAP) of ($0.27)1, down from $0.45 in Q4 of 2016
Q4Adjusted Diluted EPS (Non-GAAP) of $0.67, up from $0.61 in Q4 of 2016

2017 Revenues of $762.3 Million, up 11.1% year over year
2017 Diluted EPS (GAAP) of $1.391, down from $1.79 in 2016
2017 Adjusted Diluted EPS (Non-GAAP) of $2.65, up from $2.33 in 2016

New York, NY - February 27, 2018 - ExlService Holdings, Inc. (NASDAQ: EXLS), a leading operations management and analytics company, today announced its financial results for the quarter ended December 31, 2017 and the full year 2017.

Rohit Kapoor, Vice Chairman and Chief Executive Officer, said, “EXL ended the year with a strong fourth quarter generating revenue growth of 11.6% to $197.9 million and adjusted EPS of $0.67, up 9.8%. For the year 2017, EXL grew revenues by 11.1% led by our Analytics segment which grew 26.7%.  Our Operations Management businesses revenues grew 6.2% for the full year.
“Our 2017 performance was strong with our top and bottom lines exhibiting double-digit growth. In addition, we increased our digital technology investments in the areas of machine learning, advanced automation and robotics. As we create more digitally architected solutions, we are positioning ourselves to take advantage of market opportunities to be the strategic digital transformation partner of choice for our clients.”

Vishal Chhibbar, Chief Financial Officer, said, “In 2017, we generated $113.1 million of cash flow from operations and ended the year with $265.3 million in cash and short term investments. For 2018, we are providing revenue guidance of $830 million to $855 million, representing annual revenue growth of 9% to 12% on constant currency basis. Our adjusted diluted earnings per share guidance is $2.70 to $2.80. There are several factors contributing to our adjusted EPS growth which include improved operating profit margins on higher revenues which is partially offset by dilution from our acquisition of Health Integrated of $0.05 to $0.07 and an increase in our estimated effective tax rate to between 29% and 31% for 2018.”

______________________
1 Includes impact of one-time provisional income tax expense of $29.2 million related to the U.S. Tax Cuts and Jobs Act (“Tax Reform Act”) which reduced our GAAP diluted EPS by $0.83 during the three months ended and year ended December 31, 2017.

Financial Highlights: Fourth Quarter 2017
We have six reportable segments: Insurance, Healthcare, Travel, Transportation & Logistics, Finance & Accounting, All Other (Banking & Financial Services, Utilities and Consulting) and Analytics. Reconciliations of adjusted (non-GAAP) financial measures, including those reflecting constant currency, to GAAP measures are included at the end of this release.

•
Revenues for the quarter ended December 31, 2017 increased to $197.9 million compared to $177.3 million for the fourth quarter of 2016, an increase of 11.6% on a reported basis and 10.6% on a constant currency basis from the fourth quarter of 2016, as well as an increase of 2.9% sequentially on a reported and on a constant currency basis from the quarter ended September 30, 2017.

	Revenues			Gross Margin
	Three months ended			Three months ended
	Dec 31,	Dec 31,	Sept 30,	Dec 31,	Dec 31,	Sept 30,
Reportable Segments	2017	2016	2017	2017[2]	2016	2017[2]
	(dollars in millions)
Insurance	$61.0	$54.6	$59.6	31.5%	31.0%	34.2%
Healthcare	20.3	18.9	18.9	37.2%	38.2%	35.9%
Travel, Transportation & Logistics	17.6	16.7	18.5	38.0%	39.9%	45.9%
Finance & Accounting	22.8	20.5	21.6	38.8%	36.9%	41.5%
All Other	20.6	21.1	20.0	31.7%	37.2%	32.0%

Analytics	55.6	45.5	53.7	35.4%	33.6%	33.7%
Total revenues, net	$197.9	$177.3	$192.3	34.6%	34.7%	36.0%

•
Operating income margin for the quarter ended December 31, 2017 was 8.2% compared to 8.0% in the fourth quarter of 2016 and 10.8% for the quarter ended September 30, 2017. Adjusted operating income margin for the quarter ended December 31, 2017 was 13.1% compared to 12.9% in the fourth quarter of 2016 and 15.6% for the quarter ended September 30, 2017.

•
On December 22, 2017, the United States enacted the U.S. Tax Cuts and Jobs Act (“Tax Reform Act”), which significantly revised the U.S. corporate income tax law by, among other provisions, reducing the U.S. federal statutory corporate income tax rate from 35.0% to 21.0% starting in 2018 and implementing a modified territorial tax system that includes a one-time transition tax on deemed repatriated earnings of foreign subsidiaries.

•
Diluted earnings/(loss) per share for the quarter ended December 31, 2017 was ($0.27). During the quarter we recorded a one-time provisional income tax expense of $29.2 million related to the Tax Reform Act which reduced our GAAP diluted EPS by $0.83 for the quarter ended December 31, 2017. Diluted earnings per share for the fourth quarter of 2016 was $0.45 and $0.60 for the quarter ended September 30, 2017. Adjusted diluted earnings per share for the quarter ended December 31, 2017 was $0.67 compared to $0.61 for the fourth quarter of 2016 and $0.68 for the quarter ended September 30, 2017.

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2 The Company early adopted Accounting Standards Update (ASU) 2017-12, Derivative and Hedging (Topic 815), Targeted Improvements to Accounting for Hedging Activities. Pursuant to this adoption, effective January 1, 2017, the Company recorded settlement gain/(loss) on cash flow hedges in cost of revenues and operating expenses, as applicable, in the consolidated statements of income for each of the quarters of 2017. In prior periods, such gain/(loss) were recorded under “Foreign exchange gain, net” in the consolidated statements of income.

Financial Highlights: Full Year 2017

•
Revenues for the year ended December 31, 2017 increased to $762.3 million compared to $686.0 million for the year ended December 31, 2016 an increase of 11.1% on a reported basis and 10.8% on a constant currency basis.

	Revenues		Gross Margin
	Year ended		Year ended
Reportable Segments	Dec 31, 2017	Dec 31, 2016	Dec 31, 2017	Dec 31, 2016
	(dollars in millions)
Insurance	$234.8	$206.3	32.1%	29.1%
Healthcare	77.0	68.7	35.7%	35.8%
Travel, Transportation & Logistics	71.0	69.4	41.6%	39.5%
Finance & Accounting	86.5	79.4	40.5%	39.2%
All Other	83.1	96.5	31.8%	36.7%

Analytics	209.9	165.7	34.7%	35.8%
Total revenues, net	$762.3	$686.0	35.0%	34.7%

•
Operating income margin for the year ended December 31, 2017 was 9.5% compared to 9.4% for the year ended December 31, 2016. Adjusted operating income margin for the year ended December 31, 2017 was 14.3% compared to 14.0% for the year ended December 31, 2016.

•
Diluted earnings per share for the year ended December 31, 2017 was $1.39. During the year we recorded a one-time provisional income tax expense of $29.2 million related to the Tax Reform Act which reduced our GAAP diluted EPS by $0.83 for the year ended December 31, 2017. Diluted earnings per share for 2016 was $1.79. Adjusted diluted earnings per share for the year ended December 31, 2017 was $2.65 compared to $2.33 for the year ended December 31, 2016.

Business Highlights: Fourth Quarter 2017

•
Acquired substantially all the assets of Health Integrated, Inc., a Florida-based care management company that provides end-to-end analytics- and behavioral IP-enabled care management services including case management, utilization management, disease management, special needs programs and multichronic care management on behalf of health plans. We estimate Health Integrated to contribute $20-$22 million of revenues in 2018 and be dilutive to adjusted EPS by $0.05-$0.07.

•	Won seven new clients, including six in our operations management businesses and one in Analytics. For the full year, we won 42 new clients, 20 in operations management and 22 in Analytics.

•	Opened a new delivery center in Dallas, Texas and added Tampa, Florida with the acquisition of Health Integrated.

•	Positioned in the Winner’s Circle in the HfS Blueprint: Healthcare Business Operations Services 2017.

•	Recognized as a Major Contender in the Everest Group Healthcare Provider BPO PEAK Matrix™ Assessment 2018.

•	Expanded multiple operations management relationships, including migrating 48 new processes.

2018 Guidance
Based on current visibility, and a U.S. Dollar to Indian Rupee exchange rate of 64.50, British Pound to U.S. Dollar exchange rate of 1.40, U.S. Dollar to the Philippine Peso exchange rate of 52.0 and all other currencies at current exchange rates.

•	Revenue of $830 million to $855 million, representing an annual revenue growth rate of 9% to 12% on a constant currency basis.

•	Adjusted diluted earnings per share of $2.70 to $2.80.

Conference Call
ExlService Holdings, Inc. will host a conference call on Tuesday, February 27, 2018 at 8:00 A.M. ET to discuss the Company’s quarterly operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.
To listen to the conference call via phone, please dial 1-877-303-6384, or if dialing internationally, 1-224-357-2191 and an operator will assist you. For those who cannot access the live broadcast, a replay will be available on the EXL website ir.exlservice.com for a period of at least twelve months.

About ExlService Holdings, Inc.
EXL (NASDAQ: EXLS) is a leading operations management and analytics company that designs and enables agile, customer-centric operating models to help clients improve their revenue growth and profitability. Our delivery model provides market-leading business outcomes using EXL’s proprietary Business EXLerator Framework®, cutting-edge analytics, digital transformation and domain expertise. At EXL, we look deeper to help companies improve global operations, enhance data-driven insights, increase customer satisfaction, and manage risk and compliance. EXL serves the insurance, healthcare, banking and financial services, utilities, travel, transportation and logistics industries. Headquartered in New York, New York, EXL has more than 27,000 professionals in locations throughout the United States, Europe, Asia (primarily India and Philippines), Colombia, Australia and South Africa. For more information, visit www.exlservice.com.

Continuing Statement Regarding Forward-Looking Statements This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include our ability to successfully integrate strategic acquisitions, are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share amounts)

			(Unaudited)
	Year ended December 31,		Three months ended December 31,
	2017	2016	2017	2016
Revenues, net	$762,310	$685,988	$197,875	$177,274
Cost of revenues (exclusive of depreciation and amortization)	495,586	447,956	129,369	115,784
Gross profit	266,724	238,032	68,506	61,490
Operating expenses:
General and administrative expenses	102,567	88,648	27,521	25,028
Selling and marketing expenses	53,383	50,582	14,749	12,707
Depreciation and amortization	38,549	34,580	10,060	9,580
Total operating expenses	194,499	173,810	52,330	47,315
Income from operations	72,225	64,222	16,176	14,175
Foreign exchange gain, net	2,839	5,597	935	2,024
Interest expense	(1,889)	(1,343)	(510)	(320)
Other income, net	11,859	15,408	2,988	3,211
Income before income tax expense	85,034	83,884	19,589	19,090
Income tax expense	36,146	22,151	28,944	3,602
Net income/(loss)	$48,888	$61,733	$(9,355)	$15,488
Earnings/(loss) per share:
Basic	$1.44	$1.84	$(0.27)	$0.46
Diluted	$1.39	$1.79	$(0.27)	$0.45
Weighted-average number of shares used in computing earnings per share:
Basic	33,897,916	33,566,367	34,086,711	33,638,170
Diluted	35,110,210	34,563,319	34,086,711	34,714,308

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	As of
	December 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$86,795	$213,155
Short-term investments	178,479	13,491
Restricted cash	3,674	3,846
Accounts receivable, net	135,705	113,067
Prepaid expenses	9,781	7,855
Advance income tax, net	8,801	6,242
Other current assets	29,582	21,168
Total current assets	452,817	378,824
Property and equipment, net	66,757	49,029
Restricted cash	3,808	3,393
Deferred taxes, net	8,585	14,799
Intangible assets, net	48,958	53,770
Goodwill	204,481	186,770
Other assets	36,369	19,943
Investment in equity affiliate	3,000	—
Total assets	$824,775	$706,528
Liabilities and Equity
Current liabilities:
Accounts payable	$5,918	$3,288
Current portion of long-term borrowings	10,318	10,000
Deferred revenue	10,716	16,615
Accrued employee cost	55,664	50,832
Accrued expenses and other current liabilities	61,366	43,264
Current portion of capital lease obligations	267	232
Total current liabilities	144,249	124,231
Long term borrowings	50,391	35,000
Capital lease obligations, less current portion	331	300
Income taxes payable	13,557	—
Non-current liabilities	16,202	14,819
Total liabilities	224,730	174,350
Commitments and contingencies
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
ExlService Holdings, Inc. stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 36,790,751 shares issued and 33,888,733 shares outstanding as of December 31, 2017 and 35,699,819 shares issued and 33,628,109 shares outstanding as of December 31, 2016	37	36
Additional paid-in capital	322,246	284,646
Retained earnings	427,064	382,722
Accumulated other comprehensive loss	(45,710)	(75,057)
Total including shares held in treasury	703,637	592,347
Less: 2,902,018 shares as of December 31, 2017 and 2,071,710 shares as of December 31, 2016, held in treasury, at cost	(103,816)	(60,362)
Stockholders’ equity	$599,821	$531,985
Non-controlling interest	224	193
Total equity	$600,045	$532,178
Total liabilities and equity	$824,775	$706,528

EXLSERVICE HOLDINGS, INC.
Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release certain financial measures (adjusted operating income, adjusted operating income margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted diluted earnings per share and information on a constant currency basis) that the Securities and Exchange Commission defines as “non-GAAP financial measures.” The non-GAAP financial measures disclosed by EXL should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these non-GAAP financial measures may help investors better understand EXL’s underlying financial performance. Management also believes that these non-GAAP financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. Additionally, management considers some of these non-GAAP financial measures to determine variable compensation of its employees. EXL believes that it is unreasonably difficult to provide its earnings per share financial guidance in accordance with GAAP for a number of reasons, including, without limitation, EXL’s inability to predict its future stock-based compensation expense under ASC Topic 718, the amortization of intangibles associated with further acquisitions and the currency fluctuations and associated tax impacts: as such EXL presents guidance with respect to adjusted diluted earnings per share. EXL also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.

The information provided on a constant currency basis reflects a comparison of current period results translated at the prior period currency rates. EXL’s primary exchange rate exposure is with the Indian Rupee, the U.K. pound sterling and the Philippine Peso. The average exchange rate of the U.S. Dollar against the Indian Rupee decreased from 67.70 during the quarter ended December 31, 2016 to 64.36 during the quarter ended December 31, 2017, representing appreciation of 4.9%. The average exchange rate of the U.S. Dollar against the Philippine Peso increased from 49.29 during the quarter ended December 31, 2016 to 50.60 during the quarter ended December 31, 2017, representing a depreciation of 2.7%. The average exchange rate of the British Pound against the U.S. Dollar increased from 1.23 during the quarter ended December 31, 2016 to 1.34 during the quarter ended December 31, 2017, representing appreciation of 8.9%. This information is provided because EXL believes that it provides useful comparative incremental information to investors regarding EXL’s operating performance.

The following table shows the reconciliation of these non-GAAP financial measures for the year ended December 31, 2017 and December 31, 2016, the three months ended December 31, 2017 and 2016 and the three months ended September 30, 2017:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA
(Amounts in thousands)

	Year ended		Three months ended
	December 31,		December 31,		September 30,
	2017	2016	2017	2016	2017
Net Income/(loss) (GAAP)	$48,888	$61,733	$(9,355)	$15,488	$21,077
add: Income tax expense	36,146	22,151	28,944	3,602	2,819
subtract: Interest expense, foreign exchange gain, net and other income, net	(12,809)	(19,662)	(3,413)	(4,915)	(3,077)
Income from operations (GAAP)	$72,225	$64,222	$16,176	$14,175	$20,819
add: Stock-based compensation expense (a)	23,041	19,770	6,270	5,027	5,708
add: Amortization of acquisition-related intangibles (b)	13,975	11,873	3,483	3,592	3,487
Adjusted operating income (Non-GAAP)	$109,241	$95,865	$25,929	$22,794	$30,014
Adjusted operating income margin as a % of revenues (Non-GAAP)	14.3%	14.0%	13.1%	12.9%	15.6%
add: Depreciation	24,574	22,707	6,577	5,988	6,095
Adjusted EBITDA (Non-GAAP)	$133,815	$118,572	$32,506	$28,782	$36,109
Adjusted EBITDA margin as a % of revenues (Non-GAAP)	17.6%	17.3%	16.4%	16.2%	18.8%
(a) To exclude stock-based compensation expense under ASC Topic 718. (b) To exclude amortization of acquisition-related intangibles.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share
(Amounts in thousands, except per share data)

	Year ended		Three months ended
	December 31,		December 31,		September 30,
	2017	2016	2017	2016	2017
Net income/(loss) (GAAP)	$48,888	$61,733	$(9,355)	$15,488	$21,077
add: Stock-based compensation expense (a)	23,041	19,770	6,270	5,027	5,708
add: Amortization of acquisition-related intangibles (b)	13,975	11,873	3,483	3,592	3,487
add: Effect of tax impact from Tax Reform Act (c)	29,185	—	29,185	—	—
subtract: Tax impact on stock-based compensation expense (d)	(18,370)	(7,216)	(5,063)	(1,898)	(5,564)
subtract: Tax impact on amortization of acquisition-related intangibles	(3,789)	(3,073)	(947)	(901)	(942)
Subtract: Changes in fair value of earn-out consideration (net of tax) (e)	—	(2,515)	—	—	—
Adjusted net income (Non-GAAP)	$92,930	$80,572	$23,573	$21,308	$23,766
Adjusted diluted earnings per share (Non-GAAP)	$2.65	$2.33	$0.67	$0.61	$0.68

(a) To exclude stock-based compensation expense under ASC Topic 718.
(b) To exclude amortization of acquisition-related intangibles.
(c) To include impact related to the Tax Reform Act. The Company recognized a one-time income tax expense of $29,185 during the three months ended and year ended December 31, 2017, comprised of a provisional deemed repatriation tax expense of $27,236 and a provisional net deferred tax expense of $1,949. The one-time incremental income tax expense reflects certain assumptions based upon the Company’s interpretation of the Tax Reform Act and may change as the Company receive additional clarification and guidance and as the interpretation of the Tax Reform Act evolves over time. Any additional changes would be reflected as a non-GAAP adjustment in the period in which they are recorded.
(d) Tax impact include $9,796 for the year ended December 31, 2017 and $2,627 and $3,488 during the three months ended December 31, 2017 and September 30, 2017 respectively, related to discrete benefit recognized in income tax expense on adoption of ASU No. 2016-09, Compensation - Stock Compensation.
(e) To exclude change in fair value of earn-out consideration related to the Company’s 2015 acquisition of RPM Direct LLC and RPM Data Solutions LLC.

Contact: Steven N. Barlow
Vice President, Investor Relations
(212) 624-5913
ir@exlservice.com